For Immediate Release

LPL Financial Announces Third Quarter 2023 Results

Key Financial Results
•Net Income was $224 million, translating to diluted earnings per share ("EPS") of $2.91, up 2% from a year ago
•Adjusted EPS* increased 19% year-over-year to $3.74
◦Gross profit* increased 21% year-over-year to $1,010 million
◦Core G&A* increased 15% year-over-year to $342 million
◦EBITDA* increased 11% year-over-year to $458 million

Key Business Results
•Total advisory and brokerage assets increased 19% year-over-year to $1.24 trillion
◦Advisory assets increased 22% year-over-year to $663 billion
◦Advisory assets as a percentage of total assets increased to 53.5%, up from 52.3% a year ago
•Total organic net new assets were $33 billion, representing 10.7% annualized growth
◦Organic net new advisory assets were $23 billion, representing 14% annualized growth
◦Organic net new brokerage assets were $10 billion, representing 7% annualized growth
•Recruited assets(1) were $31 billion
◦Recruited assets over the trailing twelve months were $78 billion. Prior to large enterprises, recruited assets over the trailing twelve months were $66 billion, up approximately 40% from a year ago.
•LPL Services Group had annualized revenue of $40 million, up 19% from a year ago
◦Services Group subscriptions were 5,574, up 1,341 year-over-year
•Advisor count(2) was 22,404, up 462 sequentially and 1,360 year-over-year
•Total client cash balances were $47 billion, a decrease of $3 billion sequentially and $19 billion year-over-year
◦Client cash balances as a percentage of total assets were 3.8%, down from 4.0% in the prior quarter and down from 6.4% a year ago

Key Capital and Liquidity Results
•Corporate cash(3) was $309 million
•Leverage ratio(4) was 1.26x
•Share repurchases were $250 million and dividends paid were $23 million

*See the Non-GAAP Financial Measures section and the endnotes to this release for further details about these non-GAAP financial measures

Key Updates
•Enterprises:
◦Prudential Advisors: Announced a strategic relationship agreement with Prudential Financial ("Prudential") to transition support of the retail brokerage and investment advisory assets of Prudential Advisors, Prudential's retail wealth management business, to LPL's Institution Services platform, expected to onboard in the latter part of 2024. Prudential supports ~2,600 financial advisors who collectively serve ~$50 billion** of brokerage and advisory assets.
◦Commerce Financial Advisors: Onboarded the retail brokerage and advisory business of Commerce Bank, with $4.7 billion of total assets, of which $3.9 billion transitioned onto our platform in Q3
◦BancWest Investment Services ("BWIS"): Onboarded the retail brokerage and advisory business of BWIS, with $7.5 billion of total assets, of which $6.9 billion transitioned onto our platform in Q3
•Core G&A*: Raised the low end of our 2023 Core G&A* outlook range by $5 million, resulting in an updated range of $1,350 million to $1,370 million
•Recorded regulatory charge in anticipation of settlement: Recorded a $40.0 million regulatory charge in anticipation of a settlement with the U.S. Securities and Exchange Commission ("SEC") related to the industry-wide civil investigation into compliance with records preservation requirements for business-related electronic communications stored on personal devices applicable to broker-dealer firms and investment advisors(5)
SAN DIEGO — October 26, 2023 — LPL Financial Holdings Inc. (Nasdaq: LPLA) (the “Company”) today announced results for its third quarter ended September 30, 2023, reporting net income of $224 million, or $2.91 per share. This compares with $232 million, or $2.86 per share, in the third quarter of 2022 and $286 million, or $3.65 per share, in the prior quarter.
"We continued to execute on our strategy of supporting our advisors and helping them further differentiate and win in the marketplace. These efforts drove another quarter of strong outcomes, as advisors continued to demonstrate their ongoing dedication and commitment to their clients," said Dan Arnold, President and CEO. "Looking ahead, we remain focused on our mission of taking care of our advisors and enterprises, so they can take care of their clients."
"We delivered solid business and financial results in Q3," said Matt Audette, CFO. "We recorded strong organic growth in both our traditional and new markets, onboarded Bank of the West and Commerce Bank, and are preparing to onboard the wealth management business of Prudential. As we look ahead, we continue to be excited by the opportunities we have to support our advisors and drive long-term shareholder value."
Dividend Declaration
The Company's Board of Directors declared a $0.30 per share dividend to be paid on November 27, 2023 to all stockholders of record as of November 9, 2023.
Conference Call and Additional Information
The Company will hold a conference call to discuss its results at 5:00 p.m. ET on Thursday, October 26. The conference call will be available for replay at investor.lpl.com/events.
Contacts
Investor Relations
investor.relations@lplfinancial.com

Media Relations
media.relations@lplfinancial.com
About LPL Financial
LPL Financial Holdings Inc. (Nasdaq: LPLA) was founded on the principle that the firm should work for advisors and enterprises, and not the other way around. Today, LPL is a leader in the markets we serve(6), serving more than 22,000 financial advisors, including advisors at approximately 1,100 enterprises and at approximately 560 registered investment advisor ("RIA") firms nationwide. We are steadfast in our commitment to the advisor-mediated model and the belief that Americans deserve access to personalized guidance from a financial professional. At LPL, independence means that advisors and enterprise leaders have the freedom they deserve to choose the business model, services, and technology resources that allow them to run a thriving business. They have the flexibility to do

**Estimates are based on prior business reported by Prudential, which has not been independently and fully verified by LPL Financial.

business their way. And they have the freedom to manage their client relationships, because they know their clients best. Simply put, we take care of our advisors and enterprises, so they can take care of their clients.
Securities and Advisory services offered through LPL Financial LLC ("LPL Financial"), a registered investment advisor. Member FINRA/SIPC. LPL Financial and its affiliated companies provide financial services only from the United States.
Throughout this communication, the terms "financial advisors" and "advisors" are used to refer to registered representatives and/or investment advisor representatives affiliated with LPL Financial.
We routinely disclose information that may be important to shareholders in the "Investor Relations" or "Press Releases" section of our website.
Forward-Looking Statements
This press release contains statements regarding:

•the amount and timing of the onboarding of acquired, recruited, or transitioned brokerage and advisory assets;
•a potential settlement with the SEC related to the industry-wide civil investigation into compliance with records preservation requirements for business-related electronic communications stored on personal devices applicable to broker-dealer firms and investment advisors;
•the Company's future financial and operating results, growth, plans, priorities and business strategies; and
•future capabilities, future advisor service experience, future investments and capital deployment, including share repurchase activity and dividends, if any, and long-term shareholder value.

These and any other statements that are not related to present facts or current conditions, or that are not purely historical, constitute forward-looking statements. They reflect the Company's expectations and objectives as of October 26, 2023 and are not guarantees that expectations or objectives expressed or implied will be achieved. The achievement of such expectations and objectives involves risks and uncertainties that may cause actual results, levels of activity or the timing of events to differ materially from those expressed or implied by forward-looking statements. Important factors that could cause or contribute to such differences include:

•difficulties and delays in onboarding the assets of acquired or recruited advisors;
•disruptions in the businesses of the Company that could make it more difficult to maintain relationships with advisors and their clients;
•the choice by clients of acquired or recruited advisors not to open brokerage and/or advisory accounts at the Company;
•changes in general economic and financial market conditions, including retail investor sentiment;
•changes in interest rates and fees payable by banks participating in the Company's client cash programs, including the Company's success in negotiating agreements with current or additional counterparties;
•the Company's strategy and success in managing client cash program fees;
•changes in the growth and profitability of the Company's fee-based offerings;
•fluctuations in the levels of advisory and brokerage assets, including net new assets, and the related impact on revenue;
•effects of competition in the financial services industry and the success of the Company in attracting and retaining financial advisors and enterprises, and their ability to market financial products and services effectively;
•whether the retail investors served by newly-recruited advisors choose to move their respective assets to new accounts at the Company;
•the effect of current, pending and future legislation, regulation and regulatory actions, including disciplinary actions imposed by federal and state regulators and self-regulatory organizations;
•the cost of settling and remediating issues related to regulatory matters or legal proceedings, including actual costs of reimbursing customers for losses in excess of our reserves;
•changes made to the Company’s services and pricing, and the effect that such changes may have on the Company’s gross profit streams and costs;
•whether advisors affiliated with Prudential will transition registration to the Company and whether assets reported as serviced by such financial advisors will translate into assets of the Company;
•the failure to satisfy the closing conditions applicable to the strategic relationship agreement between the Company and Prudential, including regulatory approval;
•the negotiation of the civil monetary penalty and definitive documentation in connection with the settlement of the industry-wide civil investigation into compliance with records preservation requirements for business-

related electronic communications stored on personal devices applicable to broker-dealer firms and investment advisors;
•the execution of the Company's plans and its success in realizing the synergies, expense savings, service improvements and efficiencies expected to result from its initiatives, acquisitions and programs; and
•the other factors set forth in the Company's most recent Annual Report on Form 10-K, as may be amended or updated in the Company's Quarterly Reports on Form 10-Q or other filings with the Securities and Exchange Commission.

Except as required by law, the Company specifically disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this earnings release, and you should not rely on statements contained herein as representing the Company's view as of any date subsequent to the date of this press release.

LPL Financial Holdings Inc.
Condensed Consolidated Statements of Income
(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Three Months Ended
	September 30,	June 30,		September 30,
	2023	2023	Change	2022	Change
REVENUE
Advisory	$1,081,562	$1,014,565	7%	$923,766	17%
Commission:
Trailing	331,808	323,925	2%	315,087	5%
Sales-based	311,792	298,961	4%	269,893	16%
Total commission	643,600	622,886	3%	584,980	10%
Asset-based:
Client cash	360,518	378,415	(5%)	294,993	22%
Other asset-based	224,614	211,300	6%	194,270	16%
Total asset-based	585,132	589,715	(1%)	489,263	20%
Service and fee	135,648	123,122	10%	121,745	11%
Transaction	50,210	46,936	7%	43,328	16%
Interest income, net	40,773	37,972	7%	22,092	85%
Other	(14,542)	33,608	(143%)	(22,116)	(34%)
Total revenue	2,522,383	2,468,804	2%	2,163,058	17%
EXPENSE
Advisory and commission	1,488,432	1,448,763	3%	1,304,528	14%
Compensation and benefits	243,759	231,680	5%	208,051	17%
Promotional	131,645	102,565	28%	94,510	39%
Depreciation and amortization	64,627	58,377	11%	51,669	25%
Occupancy and equipment	61,339	65,005	(6%)	54,636	12%
Interest expense on borrowings	48,363	44,842	8%	33,186	46%
Amortization of other intangibles	27,760	26,741	4%	22,654	23%
Brokerage, clearing and exchange	24,793	29,148	(15%)	20,850	19%
Communications and data processing	19,634	20,594	(5%)	17,812	10%
Professional services	18,699	18,092	3%	16,871	11%
Other	75,660	34,178	121%	31,557	140%
Total expense	2,204,711	2,079,985	6%	1,856,324	19%
INCOME BEFORE PROVISION FOR INCOME TAXES	317,672	388,819	(18%)	306,734	4%
PROVISION FOR INCOME TAXES	93,381	103,299	(10%)	74,403	26%
NET INCOME	$224,291	$285,520	(21%)	$232,331	(3%)
EARNINGS PER SHARE
Earnings per share, basic	$2.95	$3.70	(20%)	$2.91	1%
Earnings per share, diluted	$2.91	$3.65	(20%)	$2.86	2%
Weighted-average shares outstanding, basic	76,062	77,234	(2%)	79,805	(5%)
Weighted-average shares outstanding, diluted	77,147	78,194	(1%)	81,250	(5%)

LPL Financial Holdings Inc.
Condensed Consolidated Statements of Income
(In thousands, except per share data)
(Unaudited)

	Nine Months Ended
	September 30,
	2023	2022	Change
REVENUE
Advisory	$3,050,184	$2,972,714	3%
Commission:
Trailing	973,386	981,164	(1%)
Sales-based	896,825	762,717	18%
Total commission	1,870,211	1,743,881	7%
Asset-based:
Client cash	1,157,208	534,409	117%
Other asset-based	639,387	614,852	4%
Total asset-based	1,796,595	1,149,261	56%
Service and fee	377,757	347,359	9%
Transaction	146,081	134,470	9%
Interest income, net	116,103	39,958	191%
Other	52,088	(120,005)	(143%)
Total revenue	7,409,019	6,267,638	18%
EXPENSE
Advisory and commission	4,307,829	3,983,084	8%
Compensation and benefits	708,972	596,784	19%
Promotional	332,433	259,539	28%
Occupancy and equipment	186,517	161,654	15%
Depreciation and amortization	179,058	145,576	23%
Interest expense on borrowings	132,389	89,152	48%
Brokerage, clearing and exchange	80,067	66,812	20%
Amortization of other intangibles	78,593	65,018	21%
Communications and data processing	57,903	49,162	18%
Professional services	51,011	53,183	(4%)
Other	143,259	105,240	36%
Total expense	6,258,031	5,575,204	12%
INCOME BEFORE PROVISION FOR INCOME TAXES	1,150,988	692,434	66%
PROVISION FOR INCOME TAXES	302,293	165,814	82%
NET INCOME	$848,695	$526,620	61%
EARNINGS PER SHARE
Earnings per share, basic	$10.97	$6.59	66%
Earnings per share, diluted	$10.82	$6.47	67%
Weighted-average shares outstanding, basic	77,339	79,909	(3%)
Weighted-average shares outstanding, diluted	78,439	81,415	(4%)

LPL Financial Holdings Inc.
Condensed Consolidated Statements of Financial Condition(7)
(In thousands, except share data)
(Unaudited)

	September 30, 2023	June 30, 2023	December 31, 2022
ASSETS
Cash and equivalents	$799,209	$761,187	$847,519
Cash and equivalents segregated under federal or other regulations	1,370,108	1,548,065	2,199,362
Restricted cash	105,717	103,741	90,389
Receivables from clients, net	581,017	579,143	561,569
Receivables from brokers, dealers and clearing organizations	41,081	66,924	56,276
Advisor loans, net	1,369,587	1,230,477	1,123,004
Other receivables, net	723,573	670,998	677,766
Investment securities ($36,201, $34,732 and $36,758 at fair value at September 30, 2023, June 30, 2023 and December 31, 2022, respectively)	52,623	50,080	52,610
Property and equipment, net	883,388	850,139	780,357
Goodwill	1,772,182	1,772,162	1,642,468
Other intangibles, net	641,166	606,180	427,676
Other assets	1,147,678	1,153,100	1,023,230
Total assets	$9,487,329	$9,392,196	$9,482,226
LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Client payables	$1,999,555	$2,088,669	$2,694,929
Payables to brokers, dealers and clearing organizations	98,697	155,985	147,752
Accrued advisory and commission expenses payable	208,827	208,314	203,292
Corporate debt and other borrowings, net	3,124,480	3,001,136	2,717,444
Accounts payable and accrued liabilities	388,946	421,043	448,630
Other liabilities	1,576,236	1,394,983	1,102,627
Total liabilities	7,396,741	7,270,130	7,314,674
STOCKHOLDERS’ EQUITY:
Common stock, $0.001 par value; 600,000,000 shares authorized; 130,198,861 shares, 130,141,562 shares, and 129,655,843 shares issued at September 30, 2023, June 30, 2023 and December 31, 2022, respectively	130	130	130
Additional paid-in capital	1,970,096	1,952,828	1,912,886
Treasury stock, at cost — 54,579,627 shares, 53,515,229 shares and 50,407,844 shares at September 30, 2023, June 30, 2023 and December 31, 2022, respectively	(3,766,871)	(3,514,364)	(2,846,536)
Retained earnings	3,887,233	3,683,472	3,101,072
Total stockholders’ equity	2,090,588	2,122,066	2,167,552
Total liabilities and stockholders’ equity	$9,487,329	$9,392,196	$9,482,226

LPL Financial Holdings Inc.
Management's Statements of Operations
(In thousands, except per share data)
(Unaudited)
Certain information in this release is presented as reviewed by the Company’s management and includes information derived from the Company’s unaudited condensed consolidated statements of income, non-GAAP financial measures and operational and performance metrics. For information on non-GAAP financial measures, please see the section titled "Non-GAAP Financial Measures" in this release.

	Quarterly Results
	Q3 2023	Q2 2023	Change	Q3 2022	Change
Gross Profit(8)
Advisory	$1,081,562	$1,014,565	7%	$923,766	17%
Trailing commissions	331,808	323,925	2%	315,087	5%
Sales-based commissions	311,792	298,961	4%	269,893	16%
Advisory fees and commissions	1,725,162	1,637,451	5%	1,508,746	14%
Production-based payout(9)	(1,506,080)	(1,419,659)	6%	(1,326,331)	14%
Advisory fees and commissions, net of payout	219,082	217,792	1%	182,415	20%
Client cash(10)	377,782	396,238	(5%)	303,681	24%
Other asset-based(11)	224,614	211,300	6%	194,270	16%
Service and fee	135,648	123,122	10%	121,745	11%
Transaction	50,210	46,936	7%	43,328	16%
Interest income and other, net(12)	27,598	23,567	17%	13,091	111%
Total net advisory fees and commissions and attachment revenue	1,034,934	1,018,955	2%	858,530	21%
Brokerage, clearing and exchange expense	(24,793)	(29,148)	(15%)	(20,850)	19%
Gross Profit(8)	1,010,141	989,807	2%	837,680	21%

G&A Expense
Core G&A(13)	341,728	337,025	1%	298,026	15%
Regulatory charges(5)	48,083	6,600	n/m	7,847	n/m
Promotional (ongoing)(14)(15)	140,171	106,535	32%	98,667	42%
Acquisition costs(15)	5,989	4,091	46%	7,498	(20%)
Employee share-based compensation	15,748	16,777	(6%)	11,399	38%
Total G&A	551,719	471,028	17%	423,437	30%
EBITDA(16)	458,422	518,779	(12%)	414,243	11%
Depreciation and amortization	64,627	58,377	11%	51,669	25%
Amortization of other intangibles	27,760	26,741	4%	22,654	23%
Interest expense on borrowings	48,363	44,842	8%	33,186	46%
INCOME BEFORE PROVISION FOR INCOME TAXES	317,672	388,819	(18%)	306,734	4%
PROVISION FOR INCOME TAXES	93,381	103,299	(10%)	74,403	26%
NET INCOME	$224,291	$285,520	(21%)	$232,331	(3%)
Earnings per share, diluted	$2.91	$3.65	(20%)	$2.86	2%
Weighted-average shares outstanding, diluted	77,147	78,194	(1%)	81,250	(5%)
Adjusted EPS(17)	$3.74	$3.94	(5%)	$3.13	19%

LPL Financial Holdings Inc.
Operating Metrics
(Dollars in billions, except where noted)
(Unaudited)

	Q3 2023	Q2 2023	Change	Q3 2022	Change
Market Drivers
S&P 500 Index (end of period)	4,288	4,450	(4%)	3,586	20%
Russell 2000 Index (end of period)	1,785	1,889	(6%)	1,665	7%
Fed Funds daily effective rate (average bps)	526	499	27bps	219	307bps

Advisory and Brokerage Assets(18)
Advisory assets	$662.7	$661.6	—%	$542.6	22%
Brokerage assets	575.7	578.6	(1%)	495.8	16%
Total Advisory and Brokerage Assets	$1,238.4	$1,240.2	—%	$1,038.4	19%
Advisory as a % of Total Advisory and Brokerage Assets	53.5%	53.3%	20bps	52.3%	120bps

Assets by Platform
Corporate advisory assets(19)	$444.4	$442.1	1%	$361.6	23%
Independent RIA advisory assets(19)	218.3	219.5	(1%)	181.0	21%
Brokerage assets	575.7	578.6	(1%)	495.8	16%
Total Advisory and Brokerage Assets	$1,238.4	$1,240.2	—%	$1,038.4	19%

Centrally Managed Assets
Centrally managed assets(20)	$100.5	$99.8	1%	$83.0	21%
Centrally Managed as a % of Total Advisory Assets	15.2%	15.1%	10bps	15.3%	(10bps)

LPL Financial Holdings Inc.
Operating Metrics
(Dollars in billions, except where noted)
(Unaudited)

	Q3 2023	Q2 2023	Change	Q3 2022	Change
Net New Assets (NNA)(21)
Net new advisory assets	$22.7	$18.1	n/m	$11.0	n/m
Net new brokerage assets	10.5	3.6	n/m	8.9	n/m
Total Net New Assets	$33.2	$21.7	n/m	$19.9	n/m

Organic Net New Assets
Organic net new advisory assets	$22.7	$18.1	n/m	$11.0	n/m
Organic net new brokerage assets	10.5	3.6	n/m	8.9	n/m
Total Organic Net New Assets	$33.2	$21.7	n/m	$19.9	n/m

Net brokerage to advisory conversions(22)	$2.7	$2.2	n/m	$1.7	n/m
Organic advisory NNA annualized growth(23)	13.7%	11.7%	n/m	7.9%	n/m
Total organic NNA annualized growth(23)	10.7%	7.4%	n/m	7.5%	n/m

Net New Advisory Assets(21)
Corporate RIA net new advisory assets	$17.0	$11.8	n/m	$7.1	n/m
Independent RIA net new advisory assets	5.7	6.4	n/m	3.9	n/m
Total Net New Advisory Assets	$22.7	$18.1	n/m	$11.0	n/m
Centrally managed net new advisory assets(21)	$4.4	$2.0	n/m	$2.2	n/m

Client Cash Balances(24)
Insured cash account sweep	$33.6	$36.0	(7%)	$47.7	(30%)
Deposit cash account sweep	9.1	9.5	(4%)	12.7	(28%)
Total Bank Sweep	42.7	45.5	(6%)	60.3	(29%)
Money market sweep	2.6	2.3	13%	3.2	(19%)
Total Client Cash Sweep Held by Third Parties	45.3	47.9	(5%)	63.5	(29%)
Client cash account	2.0	2.1	(5%)	3.3	(39%)
Total Client Cash Balances	$47.3	$50.0	(5%)	$66.8	(29%)
Client Cash Balances as a % of Total Assets	3.8%	4.0%	(20bps)	6.4%	(260bps)

Client Cash Balances Average Yields - bps(25)
Insured cash account sweep	318	322	(4)	212	106
Deposit cash account sweep	357	334	23	157	200
Money market sweep	29	30	(1)	38	(9)
Client cash account(26)	454	440	14	208	246
Total Client Cash Balances Average Yield - bps	315	314	1	180	135

Net buy (sell) activity(27)	$35.6	$32.3	n/m	$20.3	n/m

Note: Totals may not foot due to rounding.

LPL Financial Holdings Inc.
Monthly Metrics
(Dollars in billions, except where noted)
(Unaudited)

	September 2023	August 2023	Change	July 2023	June 2023
Advisory and Brokerage Assets(18)
Advisory assets	$662.7	$680.8	(3%)	$684.4	$661.6
Brokerage assets	575.7	590.5	(3%)	594.0	578.6
Total Advisory and Brokerage Assets	$1,238.4	$1,271.3	(3%)	$1,278.4	$1,240.2

Net New Assets (NNA)(21)
Net new advisory assets	$6.7	$8.3	n/m	$7.7	$7.7
Net new brokerage assets	2.4	4.7	n/m	3.4	1.5
Total Net New Assets	$9.1	$13.1	n/m	$11.0	$9.2
Net brokerage to advisory conversions(22)	$0.8	$0.9	n/m	$0.9	$0.8

Organic Net New Assets (NNA)
Net new advisory assets	$6.7	$8.3	n/m	$7.7	$7.7
Net new brokerage assets	2.4	4.7	n/m	3.4	1.5
Total Organic Net New Assets	$9.1	$13.1	n/m	$11.0	$9.2

Client Cash Balances(24)
Insured cash account sweep	$33.6	$34.7	(3%)	$35.1	$36.0
Deposit cash account sweep	9.1	9.1	—%	9.1	9.5
Total Bank Sweep	42.7	43.8	(3%)	44.3	45.5
Money market sweep	2.6	2.5	4%	2.4	2.3
Total Client Cash Sweep Held by Third Parties	45.3	46.3	(2%)	46.6	47.9
Client cash account	2.0	1.8	11%	2.2	2.1
Total Client Cash Balances	$47.3	$48.2	(2%)	$48.8	$50.0

Net buy (sell) activity(27)	$11.3	$12.7	n/m	$11.6	$11.7

Market Drivers
S&P 500 Index (end of period)	4,288	4,508	(5%)	4,589	4,450
Russell 2000 Index (end of period)	1,785	1,900	(6%)	2,003	1,889
Fed Funds effective rate (average bps)	533	533	—bps	512	508
Note: Totals may not foot due to rounding.

LPL Financial Holdings Inc.
Financial Measures
(Dollars in thousands, except where noted)
(Unaudited)

	Q3 2023	Q2 2023	Change	Q3 2022	Change
Commission Revenue by Product
Annuities	$371,304	$358,845	3%	$327,386	13%
Mutual funds	169,318	165,194	2%	164,190	3%
Fixed income	42,286	36,183	17%	32,729	29%
Equities	27,414	27,474	—%	24,278	13%
Other	33,278	35,190	(5%)	36,397	(9%)
Total commission revenue	$643,600	$622,886	3%	$584,980	10%

Commission Revenue by Sales-based and Trailing
Sales-based commissions
Annuities	$183,974	$172,540	7%	$152,343	21%
Mutual funds	34,718	36,431	(5%)	34,074	2%
Fixed income	42,286	36,183	17%	32,729	29%
Equities	27,414	27,474	—%	24,278	13%
Other	23,400	26,333	(11%)	26,469	(12%)
Total sales-based commissions	$311,792	$298,961	4%	$269,893	16%
Trailing commissions
Annuities	$187,330	$186,305	1%	$175,043	7%
Mutual funds	134,600	128,763	5%	130,116	3%
Other	9,878	8,857	12%	9,928	(1%)
Total trailing commissions	$331,808	$323,925	2%	$315,087	5%
Total commission revenue	$643,600	$622,886	3%	$584,980	10%

Payout Rate(9)	87.30%	86.70%	60bps	87.91%	(61bps)

LPL Financial Holdings Inc.
Capital Management Measures
(Dollars in thousands, except where noted)
(Unaudited)

	Q3 2023	Q2 2023	Q4 2022
Cash and equivalents	$799,209	$761,187	$847,519
Cash at regulated subsidiaries	(714,739)	(648,981)	(392,571)
Excess cash at regulated subsidiaries per the Credit Agreement	224,206	213,254	4,439
Corporate Cash(3)	$308,676	$325,460	$459,387

Corporate Cash(3)
Cash at the Parent	$77,026	$104,967	$448,180
Excess cash at regulated subsidiaries per the Credit Agreement	224,206	213,254	4,439
Cash at non-regulated subsidiaries	7,444	7,239	6,768
Corporate Cash	$308,676	$325,460	$459,387

Leverage Ratio
Total debt	$3,141,875	$3,019,550	$2,737,900
Total corporate cash	308,676	325,460	459,387
Credit Agreement Net Debt	$2,833,199	$2,694,090	$2,278,513
Credit Agreement EBITDA (trailing twelve months)(28)	$2,248,869	$2,163,202	$1,639,114
Leverage Ratio	1.26x	1.25x	1.39x

	September 30, 2023
Total Debt	Balance	Current Applicable Margin	Interest Rate	Maturity
Revolving Credit Facility(a)	$412,000	ABR+37.5 bps / SOFR+147.5 bps	7.002%	3/15/2026
Broker-Dealer Revolving Credit Facility	—	SOFR+135 bps	6.660%	7/16/2024
Senior Secured Term Loan B	1,029,875	SOFR+185 bps(b)	7.180%	11/12/2026
Senior Unsecured Notes	400,000	4.625% Fixed	4.625%	11/15/2027
Senior Unsecured Notes	900,000	4.000% Fixed	4.000%	3/15/2029
Senior Unsecured Notes	400,000	4.375% Fixed	4.375%	5/15/2031
Total / Weighted Average	$3,141,875		5.563%

(a)Secured borrowing capacity of $2.0 billion at LPL Holdings, Inc. (the "Parent"). The Parent’s outstanding balance at September 30, 2023 was comprised of an ABR-based balance of $40.0 million with the applicable margin of ABR + 37.5 bps (8.875%) and a SOFR-based balance of $372.0 million with the applicable margin of SOFR + 147.5 bps (6.801%).
(b)The SOFR rate option is a one-month SOFR rate and subject to an interest rate floor of 0 bps.

LPL Financial Holdings Inc.
Key Business and Financial Metrics
(Dollars in thousands, except where noted)
(Unaudited)

	Q3 2023	Q2 2023	Change	Q3 2022	Change
Advisors
Advisors	22,404	21,942	2%	21,044	6%
Net new advisors	462	421	10%	173	167%
Annualized advisory fees and commissions per advisor(29)	$311	$301	3%	$288	8%
Average total assets per advisor ($ in millions)(30)	$55.3	$56.5	(2%)	$49.3	12%
Transition assistance loan amortization ($ in millions)(31)	$53.7	$50.5	6%	$42.5	26%
Total client accounts (in millions)	8.2	8.1	1%	7.8	5%

Employees	7,124	6,827	4%	6,141	16%

Services Group
Services Group subscriptions(32)
Professional Services	1,867	1,791	4%	1,459	28%
Business Optimizers	3,251	3,118	4%	2,605	25%
Planning and Advice	456	329	39%	169	n/m
Total Services Group subscriptions	5,574	5,238	6%	4,233	32%
Services Group advisor count	3,695	3,506	5%	2,926	26%

AUM retention rate (quarterly annualized)(33)	98.8%	98.8%	—bps	98.4%	40bps

Capital Management
Capital expenditures ($ in millions)(34)	$95.0	$101.1	(6%)	$82.4	15%

Share repurchases ($ in millions)	$250.0	$350.0	(29%)	$75.0	n/m
Dividends ($ in millions)	22.8	23.1	(1%)	20.0	14%
Total Capital Returned ($ in millions)	$272.8	$373.1	(27%)	$95.0	n/m

Non-GAAP Financial Measures
Management believes that presenting certain non-GAAP financial measures by excluding or including certain items can be helpful to investors and analysts who may wish to use this information to analyze the Company’s current performance, prospects and valuation. Management uses this non-GAAP information internally to evaluate operating performance and in formulating the budget for future periods. Management believes that the non-GAAP financial measures and metrics discussed below are appropriate for evaluating the performance of the Company.
Adjusted EPS and Adjusted net income
Adjusted EPS is defined as adjusted net income, a non-GAAP measure defined as net income plus the after-tax impact of amortization of other intangibles, acquisition costs and a regulatory charge in the quarter related to an investigation of the Company’s compliance with records preservation requirements for business-related electronic communications stored on personal devices or messaging platforms that have not been approved by the Company, divided by the weighted average number of diluted shares outstanding for the applicable period. The Company presents adjusted net income and adjusted EPS because management believes that these metrics can provide investors with useful insight into the Company’s core operating performance by excluding non-cash items, acquisition costs and a regulatory charge that management does not believe impact the Company’s ongoing operations. Adjusted net income and adjusted EPS are not measures of the Company's financial performance under GAAP and should not be considered as alternatives to net income, earnings per diluted share or any other performance measure derived in accordance with GAAP. For a reconciliation of net income and earnings per diluted share to adjusted net income and adjusted EPS, please see the endnote disclosures in this release.
Gross profit
Gross profit is calculated as total revenue less advisory and commission expense; brokerage, clearing and exchange expense; and market fluctuations on employee deferred compensation. All other expense categories, including depreciation and amortization of property and equipment and amortization of other intangibles, are considered general and administrative in nature. Because the Company’s gross profit amounts do not include any depreciation and amortization expense, the Company considers gross profit to be a non-GAAP financial measure that may not be comparable to similar measures used by others in its industry. Management believes that gross profit can provide investors with useful insight into the Company’s core operating performance before indirect costs that are general and administrative in nature. For a calculation of gross profit, please see the endnote disclosures in this release.
Core G&A
Core G&A consists of total expense less the following expenses: advisory and commission; depreciation and amortization; interest expense on borrowings; brokerage, clearing and exchange; amortization of other intangibles; market fluctuations on employee deferred compensation; promotional (ongoing); employee share-based compensation; regulatory charges; and acquisition costs. Management presents core G&A because it believes core G&A reflects the corporate expense categories over which management can generally exercise a measure of control, compared with expense items over which management either cannot exercise control, such as advisory and commission, or which management views as promotional expense necessary to support advisor growth and retention, including conferences and transition assistance. Core G&A is not a measure of the Company’s total expense as calculated in accordance with GAAP. For a reconciliation of the Company's total expense to core G&A, please see the endnote disclosures in this release. The Company does not provide an outlook for its total expense because it contains expense components, such as advisory and commission, that are market-driven and over which the Company cannot exercise control. Accordingly, a reconciliation of the Company’s outlook for total expense to an outlook for core G&A cannot be made available without unreasonable effort.
EBITDA
EBITDA is defined as net income plus interest expense on borrowings, provision for income taxes, depreciation and amortization, and amortization of other intangibles. The Company presents EBITDA because management believes that it can be a useful financial metric in understanding the Company’s earnings from operations. EBITDA is not a measure of the Company's financial performance under GAAP and should not be considered as an alternative to net income or any other performance measure derived in accordance with GAAP. For a reconciliation of net income to EBITDA, please see the endnote disclosures in this release.
Credit Agreement EBITDA
Credit Agreement EBITDA is defined in, and calculated by management in accordance with, the Company's amended and restated credit agreement (“Credit Agreement”) as “Consolidated EBITDA,” which is Consolidated Net

Income (as defined in the Credit Agreement) plus interest expense on borrowings, provision for income taxes, depreciation and amortization, and amortization of other intangibles, and is further adjusted to exclude certain non-cash charges and other adjustments, including unusual or non-recurring charges and gains, and to include future expected cost savings, operating expense reductions or other synergies from certain transactions. The Company presents Credit Agreement EBITDA because management believes that it can be a useful financial metric in understanding the Company’s debt capacity and covenant compliance under its Credit Agreement. Credit Agreement EBITDA is not a measure of the Company's financial performance under GAAP and should not be considered as an alternative to net income or any other performance measure derived in accordance with GAAP. For a reconciliation of net income to Credit Agreement EBITDA, please see the endnote disclosures in this release.

Endnote Disclosures
(1) Represents the estimated total advisory and brokerage assets expected to transition to the Company's primary broker-dealer subsidiary, LPL Financial, in connection with advisors who transferred their licenses to LPL Financial during the period. The estimate is based on prior business reported by the advisors, which has not been independently and fully verified by LPL Financial. The actual transition of assets to LPL Financial generally occurs over several quarters and the actual amount transitioned may vary from the estimate.
(2) The terms “Financial Advisors” and “Advisors” refer to registered representatives and/or investment advisor representatives affiliated with LPL Financial, an SEC-registered broker-dealer and investment advisor.
(3) Corporate cash, a component of cash and equivalents, is the sum of cash and equivalents from the following: (1) cash and equivalents held at LPL Holdings, Inc., (2) cash and equivalents held at regulated subsidiaries as defined by the Company's Credit Agreement, which include LPL Financial, Financial Resources Group Investment Services, LLC and The Private Trust Company, N.A., in excess of the capital requirements of the Company's Credit Agreement (which, in the case of LPL Financial and Financial Resources Group Investment Services, LLC, is net capital in excess of 10% of their aggregate debits, or five times the net capital required in accordance with Exchange Act Rule 15c3-1) and (3) cash and equivalents held at non-regulated subsidiaries.
(4) Compliance with the Leverage Ratio is only required under the Company's revolving credit facility.
(5)    The staff of the SEC proposed a potential settlement with the Company to resolve its civil investigation of the Company’s compliance with records preservation requirements for business-related electronic communications stored on personal devices or messaging platforms that have not been approved by the Company applicable to broker-dealer firms and investment advisors. Under the SEC's proposed resolution, the Company would pay a $50.0 million civil monetary penalty. The Company has recorded $40.0 million in regulatory charges for the three and nine months ended September 30, 2023 to reflect the amount of the penalty that is not covered by the Company’s captive insurance subsidiary.
(6)    The Company was named Top RIA custodian (Cerulli Associates, 2022 U.S. RIA Marketplace Report); No. 1 Independent Broker-Dealer in the U.S. (based on total revenues, Financial Planning magazine 1996-2022); and, among third-party providers of brokerage services to banks and credit unions, No. 1 in AUM Growth from Financial Institutions; No. 1 in Market Share of AUM from Financial Institutions; No. 1 in Market Share of Revenue from Financial Institutions; No. 1 on Financial Institution Market Share; No. 1 on Share of Advisors (2021-2022 Kehrer Bielan Research and Consulting Annual TPM Report). Fortune 500 as of June 2021.
(7) Certain financial statement line items have been reclassified in the condensed consolidated statement of financial condition as of September 30, 2023 to better align with industry practice and the Company's business. Prior periods have not been reclassified as the impacts were not material.
(8) Gross profit is a non-GAAP financial measure. Please see a description of gross profit under the "Non-GAAP Financial Measures" section of this release for additional information. Below is a calculation of gross profit for the periods presented (in thousands):

	Q3 2023	Q2 2023	Q3 2022
Total revenue	$2,522,383	$2,468,804	$2,163,058
Advisory and commission expense	1,488,432	1,448,763	1,304,528
Brokerage, clearing and exchange expense	24,793	29,148	20,850
Employee deferred compensation(35)	(983)	1,086	—
Gross profit	$1,010,141	$989,807	$837,680

(9) Production-based payout is a financial measure calculated as advisory and commission expense plus (less) advisor deferred compensation. The payout rate is calculated by dividing the production-based payout by total advisory and commission revenue. Below is a reconciliation of the Company’s advisory and commission expense to the production-based payout and a calculation of the payout rate for the periods presented (in thousands, except payout rate):

	Q3 2023	Q2 2023	Q3 2022
Advisory and commission expense	$1,488,432	$1,448,763	$1,304,528
Plus (Less): Advisor deferred compensation	17,648	(29,104)	21,803
Production-based payout	$1,506,080	$1,419,659	$1,326,331

Advisory and commission revenue	$1,725,162	$1,637,451	$1,508,746

Payout rate	87.30%	86.70%	87.91%
(10) Client cash revenue as presented in Management's Statements of Operations is calculated as client cash revenue, which is a component of asset-based revenue on the Company's condensed consolidated statements of income, plus interest income on client cash account ("CCA") balances segregated under federal or other regulations. Below is a reconciliation of client cash revenue per the condensed consolidated statements of income to client cash revenue per Management's Statements of Operations for the periods presented (in thousands):

	Q3 2023	Q2 2023	Q3 2022
Client cash	$360,518	$378,415	$294,993
Plus: Interest income on CCA balances segregated under federal or other regulations(12)	17,264	17,823	8,688
Total client cash revenue	$377,782	$396,238	$303,681
(11)     Consists of revenue from the Company's sponsorship programs with financial product manufacturers, omnibus processing and networking services but does not include fees from client cash programs.
(12) Interest income and other, net is a financial measure calculated as interest income, net plus (less) other revenue, plus (less) deferred compensation, less interest income on CCA balances segregated under federal or other regulations. Below is a reconciliation of interest income, net and other revenue to interest income and other, net for the periods presented (in thousands):

	Q3 2023	Q2 2023	Q3 2022
Interest income, net	$40,773	$37,972	$22,092
(Less) Plus: Other revenue	(14,542)	33,608	(22,116)
Plus (Less): Deferred compensation(35)	18,631	(30,190)	21,803
(Less): Interest income on CCA balances segregated under federal or other regulations	(17,264)	(17,823)	(8,688)
Interest income and other, net	$27,598	$23,567	$13,091

(13)     Core G&A is a non-GAAP financial measure. Please see a description of core G&A under the “Non-GAAP Financial Measures” section of this release for additional information. Below is a reconciliation of the Company's total expense to core G&A for the periods presented (in thousands):

	Q3 2023	Q2 2023	Q3 2022
Core G&A Reconciliation
Total expense	$2,204,711	$2,079,985	$1,856,324
Advisory and commission	(1,488,432)	(1,448,763)	(1,304,528)
Depreciation and amortization	(64,627)	(58,377)	(51,669)
Interest expense on borrowings	(48,363)	(44,842)	(33,186)
Amortization of other intangibles	(27,760)	(26,741)	(22,654)
Brokerage, clearing and exchange	(24,793)	(29,148)	(20,850)
Employee deferred compensation(35)	983	(1,086)	—
Total G&A	551,719	471,028	423,437
Promotional (ongoing)(14)(15)	(140,171)	(106,535)	(98,667)
Regulatory charges(5)	(48,083)	(6,600)	(7,847)
Employee share-based compensation	(15,748)	(16,777)	(11,399)
Acquisition costs(15)	(5,989)	(4,091)	(7,498)
Core G&A	$341,728	$337,025	$298,026
(14) Promotional (ongoing) includes $10.8 million, $4.2 million and $4.4 million of support costs related to full-time employees that are classified within Compensation and benefits expense in the condensed consolidated statements of income for the three months ended September 30, 2023, June 30, 2023 and September 30, 2022, respectively, and excludes costs that have been incurred as part of acquisitions that have been classified within acquisition costs for the same periods.
(15) Acquisition costs include the costs to setup, onboard and integrate acquired entities. The below table summarizes the primary components of acquisition costs for the periods presented (in thousands):

	Q3 2023	Q2 2023	Q3 2022
Acquisition costs
Promotional(14)	$2,260	$260	$282
Professional services	2,199	2,575	2,132
Compensation and benefits	1,345	1,020	4,722
Other	185	236	362
Acquisition costs	$5,989	$4,091	$7,498
(16) EBITDA is a non-GAAP financial measure. Please see a description of EBITDA under the "Non-GAAP Financial Measures" section of this release for additional information. Below is a reconciliation of net income to EBITDA for the periods presented (in thousands):

	Q3 2023	Q2 2023	Q3 2022
EBITDA Reconciliation
Net income	$224,291	$285,520	$232,331
Interest expense on borrowings	48,363	44,842	33,186
Provision for income taxes	93,381	103,299	74,403
Depreciation and amortization	64,627	58,377	51,669
Amortization of other intangibles	27,760	26,741	22,654
EBITDA	$458,422	$518,779	$414,243

(17) Adjusted net income and adjusted EPS are non-GAAP financial measures. Please see a description of adjusted net income and adjusted EPS under the “Non-GAAP Financial Measures” section of this release for additional information. Below is a reconciliation of net income and earnings per diluted share to adjusted net income and adjusted EPS for the periods presented (in thousands, except per share data):

	Q3 2023		Q2 2023		Q3 2022
	Amount	Per Share	Amount	Per Share	Amount	Per Share
Net income / earnings per diluted share	$224,291	$2.91	$285,520	$3.65	$232,331	$2.86
Regulatory charge(5)	40,000	0.52	—	—	—	—
Amortization of other intangibles	27,760	0.36	26,741	0.34	22,654	0.28
Acquisition costs	5,989	0.08	4,091	0.05	7,498	0.09
Tax benefit	(9,143)	(0.12)	(8,081)	(0.10)	(7,930)	(0.10)
Adjusted net income / adjusted EPS	$288,897	$3.74	$308,271	$3.94	$254,553	$3.13
Diluted share count	77,147		78,194		81,250
Note: Totals may not foot due to rounding.
(18) Consists of total advisory and brokerage assets under custody at the Company's primary broker-dealer subsidiary, LPL Financial.
(19) Assets on the Company's corporate advisory platform are serviced by investment advisor representatives of LPL Financial or Allen & Company of Florida, LLC. Assets on the Company's independent RIA advisory platform are serviced by investment advisor representatives of separate registered investment advisor firms rather than representatives of LPL Financial.
(20) Consists of advisory assets in LPL Financial’s Model Wealth Portfolios, Optimum Market Portfolios, Personal Wealth Portfolios and Guided Wealth Portfolios platforms.
(21) Consists of total client deposits into advisory or brokerage accounts less total client withdrawals from advisory or brokerage accounts, plus dividends, plus interest, minus advisory fees. The Company considers conversions from and to brokerage or advisory accounts as deposits and withdrawals, respectively.
(22) Consists of existing custodied assets that converted from brokerage to advisory, less existing custodied assets that converted from advisory to brokerage.
(23) Calculated as annualized current period organic net new assets divided by preceding period assets in their respective categories of advisory assets or total advisory and brokerage assets.
(24) During the second quarter of 2022, the Company updated its definition of client cash balances to include CCA and exclude purchased money market funds. CCA balances include cash that clients have deposited with LPL Financial that is included in Client payables in the condensed consolidated balance sheets. The following table presents purchased money market funds for the periods presented (in billions):

	Q3 2023	Q2 2023	Q3 2022
Purchased money market funds	$25.2	$20.0	$4.2
(25) Calculated by dividing revenue for the period by the average balance during the period.
(26) Calculated by dividing interest income earned on cash held in the CCA for the period by the average CCA balance, excluding cash held in CCA that has been used to fund margin lending, during the period. The remaining cash is primarily held in cash segregated under federal or other regulations in the condensed consolidated balance sheets. Cash held in the CCA that has been used to fund margin lending is as follows for the periods presented (in billions):

	Q3 2023	Q2 2023	Q3 2022
CCA balances that have been used to fund margin	$0.5	$0.5	$0.5
(27) Represents the amount of securities purchased less the amount of securities sold in client accounts custodied with LPL Financial.

(28) EBITDA and Credit Agreement EBITDA are non-GAAP financial measures. Please see a description of EBITDA and Credit Agreement EBITDA under the “Non-GAAP Financial Measures” section of this release for additional information. Under the Credit Agreement, management calculates Credit Agreement EBITDA for a trailing twelve month period at the end of each fiscal quarter and in doing so may make further adjustments to prior quarters. Below are reconciliations of trailing twelve month net income to trailing twelve month EBITDA and Credit Agreement EBITDA for the periods presented (in thousands):

	Q3 2023	Q2 2023	Q4 2022
EBITDA and Credit Agreement EBITDA Reconciliations
Net income	$1,167,777	$1,175,817	$845,702
Interest expense on borrowings	169,471	154,295	126,234
Provision for income taxes	402,430	383,452	265,951
Depreciation and amortization	233,299	220,342	199,817
Amortization of other intangibles	101,134	96,029	87,560
EBITDA	$2,074,111	$2,029,935	$1,525,264
Credit Agreement Adjustments:
Acquisition costs and other	$77,362	$35,938	$50,685
Employee share-based compensation	62,720	58,372	50,050
M&A accretion(36)	32,036	36,366	10,570
Advisor share-based compensation	2,640	2,591	2,545
Credit Agreement EBITDA	$2,248,869	$2,163,202	$1,639,114
(29) Calculated based on the average advisor count from the current period and prior periods.
(30)    Calculated based on the end of period total advisory and brokerage assets divided by end of period advisor count.
(31) Represents amortization expense on forgivable loans for transition assistance to advisors and enterprises.
(32) Refers to active subscriptions related to professional services offerings (CFO Solutions, Marketing Solutions, Admin Solutions, Advisor Institute, Bookkeeping, Partial Book Sales and CFO Essentials) and business optimizer offerings (M&A Solutions, Digital Office, Resilience Plans and Assurance Plans), as well as planning and advice services (Paraplanning and Tax Planning) for which subscriptions are the number of advisors using the service.
(33) Reflects retention of total advisory and brokerage assets, calculated by deducting quarterly annualized attrition from total advisory and brokerage assets, divided by the prior quarter total advisory and brokerage assets.
(34) Capital expenditures represent cash payments for property and equipment during the period.
(35) During the first quarter of 2023, the Company updated its presentation of employee deferred compensation to be consistent with its presentation of advisor deferred compensation. As a result, gains or losses related to market fluctuations on advisor and employee deferred compensation plans are presented in the same line item as the related increase or decrease in compensation expense for purposes of Management's Statements of Operations. This change has not been applied retroactively as the impact on prior periods was not material.
(36)     M&A accretion is an adjustment to reflect the annualized expected run rate EBITDA of an acquisition as permitted by the Credit Agreement for up to eight fiscal quarters following the close of the transaction.